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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             --------------------

                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of Earliest Event Reported):
                                 June 8, 1995

                      SPECIALTY CHEMICAL RESOURCES, INC.
              (Exact Name of Registrant as Specified in Charter)



       Delaware                   1-11013                    34-1366838
    (State or Other           (Commission File             (IRS Employer
    Jurisdiction of               Number)               Identification No.)
    Incorporation)


 9100 Valley View Road, Macedonia, Ohio                         44056
 (Address of Principal Executive Offices)                    (Zip Code)


     Registrant's telephone number, including area code:  (216) 468-1380.






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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPECIALTY CHEMICAL RESOURCES, INC.

                                        /s/ Corey B. Roth
Dated: June 8, 1995                 By: ____________________________
                                        Corey B. Roth, Vice President,
                                        Treasurer and Assistant Secretary









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                                  EXHIBIT A


        Section 5. (b)    At any meeting of the stockholders at which a quorum
shall be present, the officer presiding thereat or a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting. In the absence of a quorum, the officer presiding thereat shall have the power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in Paragraph (d) below and except where expressly required by law.

        Section 10. (a)    CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless
otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

        (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.


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Item 5. Other Events.

        On June 8, 1995, the Board of Directors of Specialty Chemical Resources, Inc. (the "Company"), adopted two amendments to the Amended and Restated By-Laws (the "By-Laws") of the Company. Article I, Section 5, paragraph (b) of the By-Laws was amended and restated to provide that the officer presiding at a meeting of stockholders may adjourn the meeting, regardless of whether a quorum is present. Article I, Section 10 was amended to add paragraph (b) to establish a procedure for fixing a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting. The full text of the By-law provisions as amended and restated is attached hereto as Exhibit A and incorporated herein by reference.